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                                                                     EXHIBIT 5.1


                      [Hogan & Hartson L.L.P. Letterhead]


                               November 25, 1996


Board of Directors
BTG, Inc.
1945 Old Gallows Road
Vienna, Virginia 22182

Ladies and Gentlemen:

         We are acting as counsel to BTG, Inc. a Virginia corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,012,500 shares of common stock, no par value per share (the "Shares") of the Company, up to 1,912,500 of which shares (the "Company Shares") are to be sold by the Company and up to 100,000 of which shares (the "Selling Shareholder Shares", and together with the Company Shares, the "Shares") are to be sold by a certain stockholder of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.      An executed copy of the Registration Statement.

         2. The Certificate of Incorporation of the Company, as certified by the State Corporation Commission of the Commonwealth of Virginia on November 19, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Prudential Securities Incorporated, Janney Montgomery
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Board of Directors
BTG, Inc.
November 25, 1996
Page 2


                 Scott Inc. and Ferris, Baker Watts, Incorporated will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

         5. Resolutions of the Board of Directors of the Company adopted on October 15, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the Virginia Stock Corporation Act. Also, based upon, subject to and limited by the foregoing, with respect to the Selling Shareholder Shares, we are of the opinion that the Selling Shareholder Shares are duly authorized and, assuming the receipt of consideration therefor as provided in the resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable under the Virginia Stock Corporation Act.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





                                                      Hogan & Hartson L.L.P.

                                                      /s/ Hogan & Hartson L.L.P.